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 SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549



Form 8-K



CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported):

February 6, 1997



WASATCH PHARMACEUTICAL, INC.
----------------------------
(Exact name of registrant as specified in its charter)


          UTAH                      2-35700                 84-0854009
---------------------------- -----------------------  --------------------
(State or other jurisdiction (Commission File Number) (IRS Employer ID No.)
 of incorporation)



714 East 7200 South, Midvale, Utah 84047
                   ----------------------------------------
(Address of principal executive office)



Registrant's telephone number, including area code: (801) 566-9688
                                                    --------------

N/A
------------------------------------------------------------
 (Former name or former address, if changed since last report)










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ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

     On February 6, 1997, by mutual consent, the Registrant terminated its relationship with its independent auditors by accepting the resignation of Jones, Jensen & Company, Certified Public Accountants.

     During the Registrants two most recent fiscal years and all interim periods leading up to the date of Jones, Jensen & Company's resignation, they did not issue any adverse opinions or disclaimer of opinion or qualify an opinion as to uncertainty, audit scope, or accounting principles, except as to the following:

     1. A limitation in the scope of audit procedures performed with respect to the Registrant's supplies inventory ($9,374) at December 31, 1995, due to the fact that the auditors were not engaged in time to observe the opening inventory; and

     2. A modified opinion relating to the fact the Registrant is a "development stage enterprise" and its ability to continue as a "going concern".

     The mutual decision to terminate the auditor's relationship was recommended and approved by the Registrant's board of directors.

     In preliminary discussions concerning the Registrant's audit for its fiscal year ended December 31, 1996, the Registrant and its former auditors reviewed the Registrant's Report on Recoverable Reserves the Registrant had obtained relating to a 25% working interest in 50 oil and gas wells acquired by the Registrant in exchange for shares of the Registrant's common stock.

     Following such discussions a disagreement arose concerning the Registrant's proposed valuation of the oil and gas properties. As a result, the former auditors asked the Registrant to provide it with further geological studies relating to the properties to substantiate the Registrant's proposed valuation.

     After consultation with other professionals knowledgeable in the oil and gas industry, the Registrant's management concluded that the independent geologist's report based upon volumetric determinations was an adequate analysis of recoverable oil and gas and could be used as a basis for recording the acquired asset to support Registrant's proposed valuation.

     The Registrant discussed the former auditors request with the geologist who prepared the reserve report and he indicated that an individual well by well analysis would cost the Registrant at least $50,000 and take two to three months to complete. Consequently, the Registrant engaged another reserve expert to analyze and evaluate the oil and gas properties. The principal of the expert retained, Clifford Budd, is a petroleum engineer and experienced in reservoir analysis and reporting. Mr. Budd concluded that a determination based upon volumetric methods to support the Registrant's proposed valuation was appropriate for this group of wells for the following reasons:

     1. The wells, although completed, are technically nonproducing proven reserves, due to the major rework required; and

     2. According to the Society of Petroleum Engineers "Standards Pertaining to the Estimating and Auditing of Oil and Gas Reserve Information", the volumetric method and analogous reserve modeling are acceptable basis for estimating recoverable reserves.
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     The Registrant's management and board of directors, after discussing the delay that would occur and the additional costs related to obtaining a well by well analysis as requested by its former auditors and after considering its effect on the Registrant's impending programs to raise working capital, concluded that it was in the best interest of the Registrant and its shareholders to terminate its relationship with its former auditors and commence a search for a successor independent accounting firm.

     Gary V. Heesch, the C.E.O. and director of the Registrant discussed the subject matter of the disagreement with the Registrant's former auditors and the former auditors have been authorized to fully respond to inquires by others concerning the subject disagreement.

     The Registrant has requested that Jones, Jensen & Company review the foregoing disclosures and provide a letter addressed to the Securities and Exchange Commission stating whether they agree with the above statements and, if not, stating in what respects they do not agree. Jones, Jensen & Company's letter is included as an exhibit to this report on form 8-K.

     On February 13, 1997, the Registrant, with the concurrence of its board of directors engaged Thomas Leger & Co., L.L.P. as its principal independent auditors.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL STATEMENTS, AND EXHIBITS

(b)(1)  Pro Forma Financial Statements.

     None.

(c)(1)  Exhibits.  The following exhibits are included as part of this report:

            SEC
Exhibit     Reference
Number      Number      Title of Document                        Location
-------     ---------   -----------------                        --------
  16         16.01      Letter from Jones, Jensen & Company      This filing
                        relating to termination as
                        Registrant's independent auditors

 SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

                                          WASATCH PHARMACEUTICAL, INC.



Date:     February 21, 1997                   /S/David Giles, Secretary

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[Jones, Jensen & Company Letterhead]




February 21, 1997



Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C. 20549

Effective February 6, 1997, Jones, Jensen & Company ceased as auditors of Wasatch Pharmaceutical, Inc. We have read the Registrant's Item 4 on Form 8-K and concur with the statements contained therein as they relate to our disagreement with Wasatch Pharmaceutical, Inc. and our termination as auditors.

Sincerely,

/S/Jones, Jensen & Company
Certified Public Accountants
50 South Main Street, Suite 1450
Salt Lake City, Utah  84144